Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Panbela Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, $0.001 par value per share(2)	Rule 457(o)			$20,000,000(3)	0.00014760	$2,952
	Equity	Class E common stock purchase warrants(4)	Other
	Equity	Common stock, $0.001 par value per share, underlying Class E common stock purchase warrants	Rule 457(o)			$20,000,000	0.00014760	$2,952
	Equity	Class F common stock purchase warrants(4)	Other
	Equity	Common stock, $0.001 par value per share, underlying Class F common stock purchase warrants	Rule 457(o)			$20,000,000	0.00014760	$2,952
	Equity	Pre-funded warrants(4)	Other
	Equity	Common stock, $0.001 par value per share, underlying pre-funded warrants	Rule 457(o)			–(3)	0.00014760	–
	Total Offering Amounts					$60,000,000		$8,856
	Total Fees Previously Paid(5)							$8,856
	Total Fee Offsets							–
	Net Fee Due							–

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)  Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock split, stock dividends, recapitalizations, or other similar transactions.

(3)  The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, common warrants and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $20,000,000.

(4)  No fee pursuant to Rule 457(g) of the Securities Act.

(5)  A registration fee of $8,856 was previously paid in connection with the initial filing of the Registration Statement. The total amount of registration fee remains unchanged. Accordingly, no registration fee is being paid with his Amendment No. 1.